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                         [CLEARY, GOTTLIEB LETTERHEAD]

                                                                     EXHIBIT 8.3

                                                                October 27, 2000

Canal Plus S.A.
85/89 Quai Andre Citroen
75015 Paris, France

Ladies and Gentlemen:

     We have acted as counsel to Canal Plus S.A. ("Canal+"), in connection with the proposed transactions contemplated by the Merger Agreement dated June 19, 2000, among Vivendi S.A. ("Vivendi"), Sofiee S.A. ("Sofiee"), 3744531 Canada Inc., The Seagram Company Ltd. and Canal+ (the "Merger Agreement"). At your request, in connection with the filing of the Registration Statement on Form F-4 filed with the Securities and Exchange Commission, as amended through the date hereof, in connection with the transactions contemplated by the Merger Agreement (the "Registration Statement"), we are rendering our opinion with regard to the material United States federal income tax consequences to a U.S. holder of Canal+ shares of the distribution by Canal+ of the shares of Canal Holdco and the subsequent merger of Canal Holdco and Vivendi Universal. All capitalized terms used that are not defined herein shall have the same meaning as in the Registration Statement.

     In arriving at the opinions expressed below, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of:

          (i) the Merger Agreement;

          (ii) the Registration Statement; and

          (iii) certificates and representations of officers and representatives of Canal+ and Sofiee S.A. as we have deemed appropriate.

     Without limiting the generality of the foregoing, we have examined and relied, without independent verification of the statements contained therein, on representations and warranties made by Canal+ and Sofiee S.A., and we have assumed the accuracy of those representations and warranties.

     In arriving at the opinions expressed below, we have assumed, without making any independent investigation, that all such documents as furnished to us are complete and authentic, that the signatures on all documents are genuine, and that all such documents have been, or in the case of drafts, will be, duly authorized, executed and delivered. We have further assumed that the transactions will be consummated and the parties will act in accordance with these documents.

     The opinions expressed below are based on the Internal Revenue Code of 1986, as amended (the "Code"), and applicable regulations, rulings and decisions, in each case as in effect on the date hereof, and may be affected by amendments to the Code or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof.

     Based on and subject to the foregoing, the discussion contained in the Registration Statement under the caption "TAX CONSIDERATIONS FOR CANAL+ SHAREHOLDERS", except as otherwise indicated, represents our opinion as to the material U.S. federal income tax consequences to a U.S. holder of Canal+'s shares of the distribution by Canal+ of the shares of Canal Holdco and the subsequent merger of Canal Holdco and Vivendi Universal.

     We hereby consent to the use of our name in the making of statements with respect to us under the caption "TAX CONSIDERATIONS FOR CANAL+ SHAREHOLDERS" in the Registration Statement and to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of
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persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          CLEARY, GOTTLIEB, STEEN & HAMILTON

                                          By:      /s/ YARON Z. REICH
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                                                 Yaron Z. Reich, a Partner